                                                                   Exhibit 10.19





                              AMENDED AND RESTATED
                             JOINT VENTURE AGREEMENT




                             dated January   , 1999


                                 by and between


                        MODUS MEDIA INTERNATIONAL, INC.

                                       and

                           SASATOKU PRINTING CO., LTD.

                                Table of Contents

                             JOINT VENTURE AGREEMENT

WITNESS: ................................................................... 1

ARTICLE 1: THE PARTNERSHIP AND JV COMPANY .................................. 2
 1.01. JV Company .......................................................... 2
 1.02. Articles of Association ............................................. 2
 1.03. Capitalization ...................................................... 2
 1.04. Principal Office .................................................... 2
 1.05. Term ................................................................ 2
 1.06. Property Ownership .................................................. 2

ARTICLE 2: BUSINESS OPERATIONS ............................................. 2
 2.01. Business Purposes of JV Company ..................................... 2
 2.02. Cooperation of the Party ............................................ 3
 2.03. Annual Business Plan ................................................ 3
 2.04. Insurance ........................................................... 3

ARTICLE 3: MANAGEMENT AND OPERATIONS OF THE JV COMPANY ..................... 4
 3.01. Directors of the JV Company ......................................... 4
 3.02. Management Authority ................................................ 5
 3.03. Management .......................................................... 5
 3.04. Provisions for Dealing with Deadlock ................................ 5

ARTICLE 4: MATTERS RESOLVED BY THE BOARD OF DIRECTORS MEETING .............. 5
 4.01. Election of a Chairman .............................................. 5
 4.02. Resolution of the Board of Directors ................................ 6
 4.03. Quorum of the Board of Directors Meeting ............................ 7

ARTICLE 5: MATTERS RESOLVED BY THE SHAREHOLDERS MEETING .................... 7
 5.01. Voting Right ........................................................ 7
 5.02. Shareholders Meeting ................................................ 7

ARTICLE 6: ADDITIONAL CAPITAL OF THE JV COMPANY ............................ 8
 6.01. Additional Capital Contribution ..................................... 8
 6.02. Limitation of the Obligation to Finance of the JV Company ........... 8

ARTICLE 7: DUTIES AND RIGHTS OF AND RESTRICTIONS UPON JV COMPANY ........... 8
 7.01. Fiduciary Duties .................................................... 8
 7.02. Non-competition and Restrictions .................................... 8
 7.03. Release from Non-Competition Obligation ............................. 9
 7.04. Order of POD Products ............................................... 9

ARTICLE 8: ACCOUNTING AND TAXATION ......................................... 9
 8.01. Fiscal Year ......................................................... 9
 8.02. Maintenance of Books and Records .................................... 9
 8.03. Access to Books of Account .......................................... 9
 8.04. Financial Statements ................................................ 9
 8.05. Quarterly Statements ................................................10
 8.06. Taxation ............................................................10
 8.07. Deposit of Funds ....................................................10

ARTICLE 9: TRANSFER OR PLEDGE OF INTERESTS .................................10
 9.01. Limitation on Right to Transfer Party's Interest ....................10
 9.02. Transfer to an Affiliate ............................................10

ARTICLE 10: WITHDRAWAL FROM THE JOINT VENTURE BY ONE PARTNER ...............11
 10.01. Transfer of Shares .................................................11
 10.02. Fair Value and Approval of the Japanese Government .................11
 10.03. Closing of Share Transfer ..........................................11

ARTICLE 11: TERMINATION ....................................................12
 11.01. Reasons for Specific Termination ...................................12
 11.02. Reasons for General Termination ....................................12
 11.03. Effect of Termination ..............................................12

ARTICLE 12: DISSOLUTION OF THE JV COMPANY ..................................12
 12.01. Dissolution Procedures .............................................12
 12.02. Purchase of Assets Upon Winding-up .................................13

ARTICLE 13: INDEMNIFICATION ................................................13
 13.01. Indemnification ....................................................13
 13.02. Insurance ..........................................................13

ARTICLE 14: REPRESENTATIONS AND WARRANTIES .................................13
 14.01. Organization and Standing ..........................................13
 14.02. Authority Relative to this Agreement ...............................13
 14.03. Litigation .........................................................14
 14.04. Absence of Conflict ................................................14
 14.05. Absence of Undisclosed Liabilities .................................14

ARTICLE 15: MISCELLANEOUS ..................................................14
 15.01. Waiver of Rights of Partition and Dissolution ......................14
 15.02. Severability .......................................................14
 15.03. Waivers ............................................................14
 15.04. Successors and Assigns .............................................15
 15.05. Notices ............................................................15

 15.06. Execution in Counterparts ..........................................15
 15.07. Titles and Headings ................................................15
 15.08. Governing Law ......................................................15
 15.09. Entire Agreement and Modification ..................................15
 15.10. Confidential Information ...........................................16
 15.11. Language ...........................................................16

                             JOINT VENTURE AGREEMENT
                             -----------------------

     THIS AGREEMENT (hereinafter "Agreement") is made and entered into this __ day of January, 1999 by and between MODUS MEDIA INTERNATIONAL, INC. ("MMI"), a Delaware, U.S.A. corporation (hereinafter "MMI") and SASATOKU PRINTING CO., LTD., a Japanese corporation (hereinafter "Sasatoku").


                                    WITNESS:
                                    --------

     WHEREAS, R.R. Donnelley Far East, Ltd. and Sasatoku Insatsu K.K. (the trade name at that time was Sasatoku Insatsu Kogyo K.K.) entered into an Agreement to form a joint venture company on September 5, 1991 (the "Original Agreement") and did form such company (the "JV Company");

     WHEREAS, MMI has acquired a certain interest in the JV Company;

     WHEREAS, MMI and Sasatoku desire to amend and restate the terms of their joint business relationship, such relationship to provide, among other things, Supply Chain Management services to the high tech industry and to other companies that are generally known for significant use and deployment of technology, such as banks and other financial institutions, and aerospace companies, based on MMI's sales and marketing knowledge and global infrastructure and Sasatoku's printing and manufacturing capabilities and local market expertise;


     NOW, THEREFORE, in consideration of the foregoing and the mutual agreement hereafter set forth, the parties hereto agree as follows:

ARTICLE 1: THE PARTNERSHIP AND JV COMPANY

1.01. JV Company
----------------

     MMI and Sasatoku (hereafter sometimes collectively referred to as the "Parties" and singularly referred to as the "Party") shall conduct their venture through a joint venture company (kabushiki kaisha) formed under the Commercial Code of Japan called "Donnelley Sasatoku Kabushiki Kaisha" or such other name as the Parties may agree upon in writing (hereinafter "JV Company"). The English name of the JV Company shall be "Donnelley Japan/Sasatoku Co., Ltd."

     The Parties agree to change the name of the JV Company to Sasatoku Modus Media Kabushiki Kaisha on or before March 31, 1999. Each partner reserves the right to cause the JV Company to ceasing using the name of that Party as a part of the trade name of the JV Company if that Party ceases to be a shareholder in the JV Company.

1.02. Articles of Association
-----------------------------

     The Articles of Association of the JV Company shall be attached hereto as Exhibit A.

1.03. Capitalization
--------------------

     (1) The JV Company has issued two thousand six hundred twenty (2,620) shares of capital stock and currently the shares are held by the Parties as follows: -

          (I)  MMI: 1,048 shares at 50,000 yen per share

          (II) Sasatoku: 1,572 shares at 50,000 yen per share.

     (2) No additional shares of the JV Company may be authorized or issued except upon the mutual written agreement of the Parties.

     (3) The Parties agree that they shall not change their proportion of the shares in the JV Company for the first three (3) years unless otherwise mutually agreed upon by the Parties. This provision shall not change or foreclose any rights of the Parties provided for in this Agreement.

1.04. Principal Office
----------------------

     The principal office of the JV Company shall be in the central metropolitan area of Tokyo, Japan, or such other place as the Parties may agree upon in writing.

1.05. Term
----------

     The term of this Agreement shall commence as of the date first above written and shall continue until terminated pursuant to any provision thereof.

1.06. Property Ownership
------------------------

     All assets and property, whether real or personal, tangible or intangible, owned by the JV Company shall be held and recorded in the name of the JV Company. All such assets and property shall be deemed to be owned by the JV Company, and neither Party individually shall have any ownership of such property. A Party's interest in the JV Company shall be personal property for all purposes.

ARTICLE 2: BUSINESS OPERATIONS

2.01. Business Purposes of JV Company
-------------------------------------

     The business of the JV Company shall be to provide, among other things, supply chain management, on-demand printing and manufacturing, software manufacturing, marketing channel programs management, order management and fulfillment, and other services, principally to the high tech industry, based on MMI's sales and marketing knowledge and global infrastructure and Sasatoku's printing, file management and manufacturing and local market expertise. The parties agree to change the business purposes of the JV Company as follows:

          1.   Printing

          2. Provide agency services including ordering of components and assembly of kits for the computer hardware and software industry:

          3. Assembly, storage and sale concerning computer hardware and computer-related parts; and

          4.   All business ancillary to the above.

     Without limiting any other business objective of the JV Company, the Parties agree that the Parties shall cause the JV Company to compete aggressively for all opportunities to conduct business with the Microsoft Corporation in Japan that are consistent with the JV Company's current or planned product lines.


2.02. Cooperation of the Parties
--------------------------------

     (1) MMI: MMI's responsibilities will be focused in the areas of sales and marketing with emphasis on increasing the customer base for POD. Another primary responsibility of MMI's will be to develop technology driven solutions with respect to the file management process.

     (2) Sasatoku: Sasatoku will be responsible for plant management and providing printing and binding experience for POD. Sasatoku will emphasize efficient processes and quality product. In addition, Sasatoku will have all management responsibilities for the lettershop business.

     (3) Other Cooperation: Either Party or any affiliate thereof (affiliate means a company or corporation which either Party controls more than 50% of its voting right, hereinafter "Affiliate") may enter into contracts or agreements with the JV Company and otherwise enter into transactions or dealings with the JV Company on an arm's length equivalent basis and derive and retain profits therefrom, provided that any such contact or agreement or other transaction or dealing is approved by the Board of Directors of the JV Company (hereinafter "Board of Directors") which consists of directors appointed by both Parties in accordance with the provisions of this Agreement. The validity of any such contract, agreement, transaction or dealing or any payment or profit related thereof or derived therefrom, shall not be affected by any relationship between the JV Company and such Party or any of its Affiliates.

2.03. Annual Business Plan
--------------------------

     An outline of the business plan of the JV Company for the three year period from 1999 to the end of 2001 shall be set forth in Exhibit B attached hereto, and the parties hereby agree that the JV Company shall be managed and operated in accordance with the business plan outlined therein. This business plan shall replace in its entirety the business plan provided pursuant to Article 2.03 of the Original Agreement. A proposed Business Plan based generally on Exhibit B (at least insofar as it reflects percentages of expense to sales revenues) which covers each fiscal year of the JV Company, shall be prepared by the Representative Directors on behalf of the Board of Directors for approval not later than the commencement of each fiscal year. A change of the Business Plan shall be deemed or considered to be an amendment or modification of this Agreement; and therefore, it may be amended or modified only in accordance with
Article 15.09 herein.

2.04. Insurance
---------------

     The JV Company shall maintain insurance in such amounts, with such deductible and against such risks as the Board of Directors deems appropriate for the business and properties of the JV Company.

ARTICLE 3: MANAGEMENT AND OPERATIONS OF THE JV COMPANY

3.01. Directors of the JV Company
---------------------------------

     (1) Directors

     The JV Company shall have 9 directors in total, and the parties respectively shall have the right to appoint the following number of directors:

Sasatoku: 4 directors (hereinafter "Sasatoku Directors")
MMI: 3 directors (hereinafter "MMI Directors")
Jointly appointed by both parties: 2 directors (hereinafter "JV Directors") If the parties appoint the same person as a director of the JV Company, such a director shall be deemed as a JV director. The JV Director shall be deemed neither the Sasatoku Director nor the MMI Director. Any party may remove the JV Director in accordance with Article 3.01 (4) herein.

     The directors of the JV Company shall be elected and nominated by resolution of the General Meeting of Shareholders of the JV Company and the Parties agree to exercise their respective voting rights as a shareholder of the JV Company so that the persons who are appointed by respective Party will be elected as directors of the JV Company. The Parties agree to appoint the following persons as directors of the JV Company:

Sasatoku Directors:                       Takashige Sugiyama
                                          Takehara Yamada
                                          Minoru Fukano
                                          Tsuneo Kiyota

MMI Directors:                            Ken Southerland
                                          Allen Fukada
                                          Ed Rose

JV Directors:                             Tatsumi Nakano
                                          Teruo Aoki

     (2) The Representative Directors

     The JV Company shall have two (2) or less number of representative directors. Each of Sasatoku and MMI shall have the right to appoint one representative director from the Sasatoku Directors or MMI Directors. A JV director may be appointed as the representative director based on mutual agreement between the Parties. The Parties agree to appoint the following person as the representative directors of the JV Company at the time of execution of this Agreement.

JV Director:                              Tatsumi Nakano

     (3) Statutory Auditor

     The JV Company shall have two statutory auditors. Each of Sasatoku and MMI shall have the right to appoint one statutory auditor. The Parties agree to appoint the following persons as the statutory auditors:

Sasatoku:                Sinji Tanahashi
MMI:                     Phil Radnidge

     (4) Removal or Vacancy of Officers

     Either Party at any time, by written notice to the other Party and the JV Company, may remove any of directors and/or statutory auditors who were nominated by the relevant Party, including the JV Director, with or without cause. In case the position of a director of the JV Company becomes vacant for any reason, the Parties agree to cause their shares to be voted to elect as director a person nominated by the Party who nominated the director whose office is vacant.


     Both Parties agree that the JV Company may determine, at any time, to increase the number of its directors; provided, however, that any increase shall be in multiples of two, one-half of such increased number of the directors to be from Sasatoku and one-half to be from MMI.

     (5) Exercise of Voting Right

     Both parties shall agree to exercise their respective voting rights as a shareholder of the JV Company so that the persons who are appointed by respective parties from time to time under this Article will be elected as officers of the JV Company. The parties agree that the JV Company shall no later than the fifth (5) day of June 1999 convene a General Meeting of Shareholders of the JV Company the agenda of which shall be the election of these directors and officers appointed under this Section.

3.02. Management Authority
--------------------------

     Except as otherwise provided herein, the Board of Directors of the JV Company shall have complete and exclusive power and authority to manage, direct and control the business of the JV Company. Neither Party shall have authority to act for, or to assume any obligation or responsibility on behalf of, the JV Company, except with the prior written consent of the Board of Directors.

     The Board of Directors shall, except as may be otherwise provided herein, operate in accordance with the Management Policies and Procedures adopted by the Board of Directors. The Management Policies and Procedures to be adopted shall address, by way of example, but not limitation: authority to enter into agreements on behalf of the JV Company; authority to spend monies of the JV Company; reimbursement of expenses incurred in promotion of the business of the JV Company; and banking.

3.03. Management
----------------

     Other than the Board of Directors, the management of the JV Company shall be supplied by the Parties or hired from the outside by the JV Company on an "as needed" basis, with the JV Company bearing all expenses of such management. It is initially expected that accounting affairs of the JV Company will be supported by Sasatoku and Information Technology affairs will be supported by MMI, with the JV company bearing any out-of-pocket expenses for such services.

     Within the constraints of the Business Plan approved by Parties or Board of Directors, and the JV Company's business purpose, the Board of Directors will be vested with complete discretion as to the equipment and technology which the JV Company acquires.

3.04. Provisions for Dealing with Deadlock
------------------------------------------

     In the event that the Board of Directors fails to reach agreement following a reasonable period of deliberation on any matter before it, the Parties shall confer in good faith with a view toward resolving such matter.

ARTICLE 4: MATTERS RESOLVED BY THE BOARD OF DIRECTORS MEETING

4.01. Election of a Chairman
----------------------------

     The Board of Directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman shall be elected, or if at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, the directors present shall choose someone of their member to be chairman of such meeting.

4.02. Resolution of the Board of Directors
------------------------------------------

     The Board of Directors shall meet upon the request of any director, but in no event less frequently than quarter-annually. Meetings of the Board of Directors shall be held at such location as agreed upon by the Board of Directors. The quorum for the Board of Directors Meeting shall consist of no less than a majority of the total number of directors (including at Least one MMI Director and one Sasatoku Director). All decisions of the board of Directors shall require the affirmative vote of not less than a majority of the Directors present at a meeting at which a quorum is present, including the affirmative vote at least one MMI Director and one Sasatoku Director. The following actions shall require the approval of the affirmative vote of at least two-third (2/3) of all members of the Board of Directors, including at least one MMI Director and one Sasatoku Director:

          a) the approval of any Business Plan in accordance with Article 2.03 hereof or other strategic or financial plan of the JV Company;

          b) the entering into of any contract or agreement having a total committed aggregate contract price or requiring aggregate payments in excess of ten million yen (Y10,000,000);

          c) (i) the disposition, lease, or exchange of assets of the Company for which the aggregate consideration of the JV Company's basis, calculated in accordance with Japanese income tax regulations, is in excess of ten million yen (Y10,000,000), or (ii) the making of a capital expenditure or a commitment to make a capital expenditure in excess of ten million yen (Y10,000,000);

          d) the commencement (including the filing of a counterclaim) or settlement of any material litigation or arbitration to which the JV Company is, or is to be, a party, or by which it or any of the property of the JV Company may be affected;

          e) the filing with any governmental agency of any material documents relating directly or indirectly to the business of the JV Company;

          f)   the confirmation of annual financial statements;

          g) supply and service commitments from third parties in excess of ten million yen (Y10,000,000) per year;

          h)   any amendment to the Management Policies and Procedures;

          i) the approval of all proposals relating to financing of the business of the JV Company, including any capital contributions to be requested from the Parties and the issuance of new capital shares;

          j) the entry into, amendment of or extension of any contract between the JV Company and either Party or any Affiliate thereof;

          k) any change in accounting principles used by the JV Company, except as required by accounting principles which is generally accepted as fair and reasonable;

          l) authorization of either Party to act for, to assume any obligation or responsibility on behalf of, the JV Company;

          m) an acquisition or disposition of stock or securities of any other corporation, or an acquisition, disposition or licensing of patents, designs or trademarks, regardless of value;

          n) assignment or sale of more than thirty (30) percent of gross assets of the business, including goodwill of the JV Company;

          o) reorganization or liquidation of the JV Company, merger or consolidation of the JV Company into any other Company, or an acquisition by the JV Company of all the assets of any other company;

          p) establishing branches, subsidiaries or distributors outside Japan or entering joint venture with a third party;

          q)   the transfer or sale of existing shares;

          r) the establishment of the basic personnel policies and the employment and discharge of the chief employees of the JV Company;

          s) the approval of any contract between the JV Company and any of its shareholders or any person connected with a shareholders;

          t) the approval of any transactions conducted by a director which has similar nature to business as the one of the JV Company;

          u) the approval of any transactions between the JV Company and the director, whether such a director conduct as a principal or agent with respect to the relevant transaction, and any transaction between the JV Company and a third person by which the JV Company's interests conflict with the one of the directors;

          v) the appointment of independent certified public accountants for the JV Company;

          w)   the Payment of dividend; and

          x) any Resolutions to be submitted to a General Meeting of Shareholders.

4.03. Quorum of the Board of Directors Meeting
----------------------------------------------

     If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

ARTICLE 5: MATTERS RESOLVED BY THE SHAREHOLDERS MEETING

5.01. Voting Right
------------------

     All the resolutions of the General Meeting of Shareholders of JV Company shall be adopted by voting and shareholders of the JV Company shall be entitled to one voting right per each share of the JV Company owned and held by it.

5.02 Shareholders Meeting
-------------------------

     The Ordinary General Meeting of Shareholders shall be convened by the Board of Directors, and held in the address of the head office of the JV Company or other place as set forth in the Articles of Association of the JV Company, at least once a year. Extraordinary General Meeting of Shareholders shall be held whenever necessary.

     The important issues as to the organization and management of the JV Company as set forth below, shall be presented to the General Meeting of Shareholders and shall be adopted and resolved by the affirmative vote of two-thirds (2/3) of the total number of votes representing the total number of the issued shares:

     a)   changes in business lines,

     b)   amendment of the Articles of Association,

     c)   increase and/or decrease of capital,

     d)   compensation of a director or auditor,

     e)   discharge of a director or auditor,

     f)   a dividend distribution of profit,

     g)   share split due to capitalization of profit,

     h)   issuance of new shares or other than common par-value shares,

     i)   issuance of debentures,

     j)   transfer of business and/or all or an important part of the assets,

     k) investment in other firms, or appropriation of profit or loss arising from such investment,

     1) granting to a third person, other than a current shareholder, the right to subscribe to new shares,

     m)   dissolution and/or amalgamation, merger with another company,

     n) matters decided by the Board of Directors, which are deemed so important as may affect the financial and business position of the JV Company.

ARTICLE 6: ADDITIONAL CAPITAL OF THE JV COMPANY

6.01. Additional Capital Contribution
-------------------------------------

     The parties shall make loans to the JV Company in the proportion of their respective shares; provided however that the maximum amount of additional loans to be given to the JV Company on or after the execution date of this Agreement shall not exceed 900 million (900,000,000) yen in total:

     (a) the maximum liability of Sasatoku under such loan shall not exceed 540 million (540,000,000) yen:

     (b) the maximum liability of MMI under such loan shall not exceed 360 million (360,000,000) yen.

     Except as provided for in Article 6.02 of this Article, neither Party shall be under any obligation to make any additional capital contributions to the JV Company. Any additional capital contributions shall be mutually agreed upon by the Parties in writing.

     Such an agreement shall be executed on behalf of the Parties by their respective duly authorized officers, setting forth the agreement of the Parties to make such capital contributions, the amounts thereof and the dates for making the same (or method for determining such dates). Any such contributions so agreed upon shall be made simultaneously and equally, but in proportion to the respective Party's shares in the JV Company, and no approval of any Business Plan shall be deemed to be an agreement to make any additional contributions contemplated thereby.

6.02. Limitation of the Obligation to Finance of the JV Company
---------------------------------------------------------------

     Parties agree that they shall use their best efforts to replace the loans from the Parties with external bank debt at a future time when the financial standing of the JV Company makes it appropriate for it to obtain direct financing.

     Based on Parties' agreement provided in Article 6.01, the Parties shall contribute working capital to the JV Company, in amounts proportionate to their interests therein, in accordance with its requirement, as shall be requested by the Board of Directors of the JV Company at least sixty (60) days prior to the requirement date, up to the maximum described in section 6.01. These contributions shall be made in the same form and on the same terms by both Parties. Such contributions may be in the form of loans or increases in capital as agreed upon between the Parties.

ARTICLE 7: DUTIES AND RIGHTS OF AND RESTRICTIONS UPON JV COMPANY

7.01. Fiduciary Duties
----------------------

     The partners shall devote such time to the JV Company as shall be necessary, in the opinion of the Parties to conduct the JV Company in a prudent and efficient manner.

7.02. Non-competition and Restrictions
--------------------------------------

     Neither Party may, without the written consent of the other Party:

     a) make an offer of a similar venture to this JV Company, to a competitor of the other partner during the Term of this Agreement.

     b) possess or assign any of the rights in property of the JV Company for any purpose;

     c) admit a person or entity as an additional partner to this joint venture;

     d) do any act in contravention of this Agreement or the Parties' Policies and Procedures;

     e) except as otherwise permitted in or by this Agreement do any act within the JV Company which would constitute a breach of its fiduciary obligations and which would materially and adversely impact the ordinary business of the JV Company;

     f)   make any agreement on behalf of the other Party; or

     g) dissolve, terminate, liquidate or wind up the affairs of the JV Company (except to the extent expressly permitted by this Agreement).

7.03. Release from Non-Competition Obligation
---------------------------------------------

     Either party who wishes to conduct any business which has the possibility of breaching the non-competition obligation provided for in Section 7.02 shall disclose its business plan to the other party in advance to obtain its consent. Neither party shall unreasonably withhold such consent. The parties, if necessary, shall convene either a board of directors meeting or a general meeting of shareholders, as the case may be, to resolve to release the relevant party from the non-competition obligation and the scope of such release.

7.04. Order of POD Products
---------------------------

     Either party may respectively place an order for the POD products as an arms length party with the JV Company. The sales price for the POD products shall be a 10 percent mark-up price of the targeted manufacturing cost of the POD products. For the purpose of this Agreement, the manufacturing costs shall include all direct costs as well as all operating costs incurred in the JV Company for manufacturing the POD products.

ARTICLE 8: ACCOUNTING AND TAXATION

8.01. Fiscal Year
-----------------

     The books and records of the JV Company shall be kept on an accrual basis. The fiscal year of the JV Company shall be commenced on December 26 and end on the following December 25 of each year and the accounts shall be settled as of the end of each fiscal year.

8.02. Maintenance of Books and Records
--------------------------------------

     At all times during the continuance of the JV Company, the JV Company shall keep or cause to be kept, at the principal office referred to in Article 1.03 hereof, full and complete books of account. The books of account shall be maintained in a manner that provides sufficient assurance that:

          a) transactions of the JV Company are executed in accordance with the general or specific authorization of the Parties' of the JV Company;

          b) transactions of the JV Company are recorded in such form and manner as will (i) permit preparation of corporate tax returns and information returns in accordance with this Agreement and as required by law, (ii) permit preparation of the JV Company's financial statements in accordance with accounting principles which is generally accepted as fair and reasonable, and (iii) maintain accountability for the JV Company's assets; and

          c) the accounting record for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

8.03. Access to Books of Account
--------------------------------

     Each Party shall have the right at all reasonable times during usual business hours to audit, examine and make copies of extracts of or from the books of account of the JV Company. Such right may be exercised through any agent or employee of such Party designated by it or by independent certified public accountants designated by such partner. Each partner shall bear all expenses incurred in any examination made for such Party's account.

8.04. Financial Statements
--------------------------

     As soon as practicable following the end of each fiscal year (and in any event no later than 60 days after the end of such fiscal year), the JV Company shall prepare, or cause to be prepared, and deliver to each Party and the Board of Directors a statement of income (loss) of the JV Company, a balance sheet for such fiscal year, a statement of cash flow and a statement of production cost of the JV Company as of the end of such fiscal year. During the three year period described in section 1.03, (3), the JV Company will have its books and records audited by the same international CPA firm as selected by the Board of Directors in accordance with section 4.02 v). The firm is to be a "big five" accounting firm. Appointment of the accounting firm is subject to agreement between the Parties as to the responsible Party for payment of the costs and fees for such audit.

8.05. Quarterly Statements
--------------------------

     As soon as possible following the end of each fiscal quarter, the JV Company shall prepare, or cause to be prepared, and deliver to each Party and the Board of Directors an unaudited statement of income (loss) of the JV Company, a statement of changes in its financial position for such fiscal quarter and an unaudited balance sheet of the JV Company as of the end of such fiscal quarter.

8.06. Taxation
--------------

     The JV Company shall have the accountants provide assistance in the preparation of tax returns required of the JV Company, as deemed necessary by the Board of Directors and shall file the same after they have been approved by the Board of Directors in accordance with the terms of Article 4.02 hereof, but no later than within 3 months after the end of each fiscal year.

8.07. Deposit of Funds
----------------------

     All funds of the JV Company not otherwise utilized shall be deposited from time to time to its credit in accounts in such banks or trust companies, or other depositories as the Board of Directors shall select. The JV Company shall report the balances in any such accounts, as of the last business day of each month, to the Parties on a regular monthly basis.

8.08. Other Report
------------------

     The balance of the debt as of each of the end of the week shall be submitted to the Parties by the second business day of the immediately following week. A monthly provisional balance sheet as of the each of the end of month shall be submitted to the Parties by the l0th day of the immediately following month.

ARTICLE 9: TRANSFER OR PLEDGE OF INTERESTS

9.01. Limitation on Right to Transfer Party's Interest
------------------------------------------------------

     The Parties may not sell, assign, pledge, hypothecate or otherwise transfer, in any manner, all or any part of its interest, except with the written consent of the other Party or as permitted by the terms set forth in this Article.

9.02. Transfer to an Affiliate
------------------------------

     Each Party (hereinafter "Selling Party") shall have the right, without the consent of the other Party (hereinafter "Remaining Party" for the purpose of this Article), to transfer all, but not less than all, of its interest to any Affiliate thereof; provided, however, that it shall be a condition to any such transfer that the Affiliate to which such transfer is made shall have assumed by written agreement (in form and substance satisfactory to the Remaining Party) all of the obligations of the transferor under this Agreement; and provided further, that (i) no such transfer shall relieve the transferor of the Selling Party's obligations under this Agreement; and (ii) any such transfer shall not be reasonably likely, in the view of the Remaining Party, to result in any significant change in the JV Company or in its policies, practices or management or to affect adversely any material relationships between the JV Company and any of its customer or supplier. Upon such transfer, the Affiliate shall be admitted as a Party, in substitution of the Party that was the transferor, and for purposes of this Agreement shall be deemed a Party.

ARTICLE 10: WITHDRAWAL FROM THE JOINT VENTURE BY ONE PARTNER

10.01. Transfer of Shares
-------------------------

     (1) Notwithstanding anything contrary herein, each Party shall have the right to withdraw from the JV Company on or after December 31, 2001 in accordance with the procedures set forth in this Article.

     (2) A Party desiring to sell or transfer all of its shares in the JV Company (hereinafter "Withdrawing Party"), but not less than all, except in accordance with Article 9 hereof, shall offer them in writing for purchase by the other Party (hereinafter "Remaining Party" for the purpose of this Article) at the fair value (defined in Article 10.02, hereinafter "Fair Value") as of the end of the last accounting period of the JV Company and the Remaining Party may elect to purchase such shares within a period of (60) days after the receipt of the said offer (hereinafter "Withdrawing Notice") which sets forth the terms and conditions of the sale of the shares. The right to purchase shares under this Article may be exercised only with respect to all shares so offered, and upon exercise the purchase price shall be paid in accordance with such payment conditions agreed upon; however the settlement of the payment shall be made no later than within (90) days after the date of the Withdrawing Notice.

     (3) If the other Party does not exercise its right to purchase the shares to which it is entitled within the (60) day period specified herein, then the Withdrawing Party shall foreclose the right to sell its share, but shall have the right to request to dissolve the JV Company. The other Party shall cause its shares to vote for dissolution of the JV Company.

10.02. Fair Value and Approval of the Japanese Government

     (1) "Fair Value" shall be the price for the shares of the JV Company, determined in accordance with the method of stock evaluation provided by the Japanese Inheritance Tax and the Notification of Inheritance Tax Evaluation by JV Company's independent certified public accountant designated by the Board of Directors, and shall include no amount for goodwill.

     (2) Transfer of shares under this Article shall be subject to the validation or approval of the Japanese government, if required, and shall not become effective until such validation or approval has been obtained. When such validation or approval is required, the period of time prescribed in Article
10.01 above during which the acceptance by the other Party or the sale or transfer to a third party is required to be made, shall be extended to the time at which such government validation or approval is obtained.

10.03. Closing of Share Transfer
--------------------------------

     (1) The closing of the purchase of the Withdrawing Party's entire interest upon exercise of the purchase option pursuant to Article 10.01.(1) shall take place on the withdrawal date, at which time the Remaining Party shall (i) pay the withdrawal purchase price (Fair Value of the shares defined in Article 10.02) in immediately available funds, to the Withdrawing Party, and (ii) deliver to the Withdrawing Party instruments, in a form reasonably satisfactory to the Withdrawing Party, under which the Remaining Party (A) shall assume and agree to perform and discharge any obligation of the JV Company after the date of such closing and the Withdrawing Party shall thereby be released from any obligation to make such capital contributions, and (B) shall agree to indemnify and hold harmless the Withdrawing Party with respect to all obligations and liabilities of the JV Company.

     (2) The Withdrawing Party shall concurrently deliver to the Remaining Party the share certificates of the JV Company and an instrument of assignment, in a form reasonably satisfactory to the Remaining Party, under which the Withdrawing Party will transfer and assign to the Remaining Party all right, title and interest of the Withdrawing Party in and to its entire interest in the JV Company, free of all liens and encumbrances; and the Withdrawing Party shall thereafter deliver such other documents as the Remaining Party may reasonably require to confirm and perfect such assignment. Such agreements shall take into account the remaining length of contracts the JV Company shall have with third parties so as to insure no interruption in the performance required of the JV Company under such third party contracts.


ARTICLE 11: TERMINATION

11.01. Reasons for Specific Termination
---------------------------------------

     This Agreement shall be terminated upon the event or events first occurring as set forth as follows:

     a) The unanimous written agreement of the Parties to terminate this Agreement;

     b) Upon the occurrence of any circumstances, other than those circumstances referred to in this Agreement, which by law would require that the JV Company be dissolved.

     c) The deadlock set forth in Article 3.05 can not be resolved for a period of six months by the Board of Directors, even after Parties' mutual discussion in good faith.

     d) This Agreement is materially breached by either Party and such default is not cured within (30) day's written notice from aggrieved Party specifying the nature of such default. The aggrieved Party shall be entitled to purchase the shares of the JV Company owned by the breaching Party which may be enforceable within (30) days from the effective date of termination of this Agreement by giving notice to that effect in writing to the breaching Party. In such an event, the shares of the stock shall be transferred to the aggrieving Party by Fair Value defined in Article 10.02. Provided, however, that exercise of the right to purchase the shares shall not constitute discharge of any antecedent liability to the other Party.

     e) Either Party cease to owns shares of stock in the JV Company, except for the share transfer made under Article 9.02.

11.02.Reasons for General Termination
-------------------------------------

     In the event that either Party enters bankruptcy (hasan), composition
(wagi), reorganization (kosei), liquidation (seisan), or arrangement (seiri) proceedings under the relevant jurisdiction, or becomes insolvent due to its being unable to pay its debts as they become due (hereinafter "Insolvent Party"), the other Party shall have the right to terminate this Agreement forthwith by giving written notice to the Insolvent Party.

11.03. Effect of Termination
----------------------------

     The JV Company shall be dissolved in accordance with Article 12, except that the cause of termination is (i) withdrawal from the JV Company by either Party in accordance with Article 10, or (ii) either Party exercises the right to purchase the shares in the JV Company under precedent Article 11.01(d).


ARTICLE 12: DISSOLUTION OF THE JV COMPANY

12.01.Dissolution Procedures
----------------------------

     (1) If an event occurs that results in a dissolution of the JV Company, then at the time of such event both Parties shall proceed as promptly as practicable to wind-up the affairs of the JV Company and distribute the assets thereof in accordance with the applicable Japanese Commercial Code; provided, however that the assets of the JV Company shall be liquidated in an orderly and businesslike manner so as not to involve undue sacrifice by the JV Company or either Party. A final accounting shall be settled to the satisfaction for both Parties.

     As a general rule, the assets of the JV Company shall be sold at the time of dissolution; however some or all of the assets of the JV Company may be retained by the JV

Company for distribution to the Parties based on the Parties' consent. The fair market value of any assets retained by the JV Company shall then be determined by the Parties' mutual agreement or by such appraisal procedures to which they shall in good faith agree. Any assets retained for distribution in accordance herewith shall be distributed at an agreed value.

     (2) In the event that the liabilities of the JV Company exceed its assets, both Parties shall contribute to the JV Company an amount of the balance of the liabilities over its assets in immediately available funds in accordance with each Party's proportional share in the JV Company.

12.02. Purchase of Assets Upon Winding-up
-----------------------------------------

     If the Parties determine to sell any assets, either Party shall have the right to purchase the assets at any sale.

ARTICLE 13: INDEMNIFICATION

13.01.  Indemnification
-----------------------

     (1) The JV Company shall indemnify, to the full extent permitted by law, any person, corporation or Party who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise, by reason of the fact that such persons is or was a representative or agent of the JV Company, or is or was serving at the request of the JV Company as an agent of the JV Company. The indemnification provided for in this Article shall be made only as authorized in any specific case upon a determination that
(i) indemnification is proper in the circumstances, (ii) the conduct of the representative or agent did not constitute a willful violation of the terms of this Agreement, (iii) the representative or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the JV Company, and (iv) with respect to any criminal proceeding, the representative or agent had no reasonable cause to believe his conduct was unlawful.

     (2) To the full extent permitted by law, the indemnification provided by this Article shall include expenses (including attorney's fees), judgments, fines, and amounts paid in settlement, and any such expenses may be paid by the JV Company in advance of the final disposition of any action, suit or proceeding.

13.02.  Insurance.
------------------

     The JV Company may, to the fullest extent permitted by law, purchase and maintain insurance against any liability that may be asserted against any person entitled to indemnity pursuant to Article (13.01) hereof.


ARTICLE 14: REPRESENTATIONS AND WARRANTIES

     Each Party hereby represents and warrants to the other Parties as follow:

14.01. Organization and Standing
--------------------------------

     It is a corporation duty organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power to own its properties and to carry on its business as it is presently being conducted. To the best knowledge and belief of each Party, (i) the character of the properties owned or leased by it and the nature of the business transacted by it do not require that it be qualified to do business in any other jurisdiction, or (ii) it has been qualified to do business in all other jurisdictions in which its business requires it to be qualified.

14.02 Authority Relative to this Agreement
------------------------------------------

     The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duty authorized by its Board of directors or pursuant to procedures authorized by its board of directors, and this Agreement is binding and enforceable in accordance with its terms.

14.03. Litigation
-----------------

         It is not a party to any pending or, to the best of its knowledge threatened, litigation or other proceeding which, if adversely determined, would have a material adverse effect upon the JV Company's or the Parties' tangible or intangible assets or operations.

14.04. Absence of Conflict
--------------------------

     Neither the execution, delivery or performance by it of this Agreement or of any other agreements which are being executed and delivered simultaneously herewith to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of or compliance with the terms and conditions hereof or thereof, will conflict with its Certificate of Incorporation, by-laws or other instrument pursuant to which it is organized, or result in a breach of or constitute a default under or conflict with any material contract, agreement or instrument to which it is a party or by which it or any of its properties are bound, or any law, rule, or regulation applicable to it or any of its properties. Any third party, governmental or administrative consents or approvals which are required in connection with the foregoing have been obtained and are in full force and effect.

14.05. Absence of Undisclosed Liabilities
-----------------------------------------

     There are no material debts, liabilities, contracts or other obligations, other than those liabilities and obligations which are being expressly assumed by the JV Company, pursuant to this Agreement and the other agreements delivered simultaneously herewith, and except as otherwise contemplated herein or therein, which will impact upon the JV Company in a materially adverse manner.


ARTICLE 15: MISCELLANEOUS

15.01. Waiver of Rights of Partition and Dissolution
----------------------------------------------------

         Each of the Parties hereby waives all rights it may have, at any time, to maintain any action for partition or sale of the JV Company's properties as now or hereafter permitted under any applicable statutes or other laws. Each of the Parties hereby waives and renounces its rights to seek a court decree of dissolution or to seek the appointment of a court receiver for the JV Company as now or hereafter permitted under any applicable statutes or other laws. Neither Party may effect a dissolution of the JV Company except as provided in this Agreement.

15.02. Severability
-------------------

     In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or provisions or the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein, unless such a construction would be unreasonable.

15.03. Waivers
--------------

     No consent or waiver, express or implied, by either Party to or of any breach or default by the other Party in the performance by the other Party of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default by such other Party of the same or any other obligation of such Party hereunder. The failure of a Party to exercise any right conferred in this Agreement within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transaction or circumstances.

15.04. Successors and Assigns
-----------------------------

     Upon assignment in accordance with this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto and is not intended to confer upon any other persons any rights or remedies hereunder. except that the JV Company shall be an express third party beneficiary under this Agreement.

15.05. Notices
--------------

     Any notices and other communications provided for hereunder shall, unless otherwise stated herein be in writing and delivered or sent by certified mail, postage prepaid, to each Party, at its address set forth below (or at such other address as shall be designated for such purpose by such Party in a written notice to the other Party):

          a) To MMI:               690 Canton Street, Westwood,
                                   Massachusetts 02090
                                   Unites States of America
                                   ATTN:.

         b) To Sasatoku:           7 Owaki Sakac Machi
                                   Toyoake-City, Alchi-ken
                                   Japan
                                   ATTN.: Somu-bu, Somu-ka

Notices shall be deemed to have been given upon receipt.

15.06. Execution in Counterparts
--------------------------------

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by both Parties hereto and delivered to each Party.

15.07. Titles and Headings
--------------------------

     Titles and headings to Articles herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

15.08.Governing Law
-------------------

     This Agreement shall be governed by and construed in accordance with the laws of Japan. Notwithstanding this Article 15.08, United States tax and other laws and regulations which could be detrimental to MMI shall be taken into consideration in implementing this Agreement.

15.09.Entire Agreement and Modification
---------------------------------------

     (1) This written Agreement together with the Exhibits A and B attached hereto and any written amendments thereof, constitutes the entire agreement between the Parties relating to the subject matter herein, and it is the final expression of the agreement between the Parties. The terms included herein may not be contradicted by evidence of any prior agreement or of a contemporaneous oral agreement, but may be explained or supplemented by (i) course of dealing or performance; and (ii) evidence of consistent additional terms except where this written Agreement is a complete and exclusive statement of the terms agreed upon.

     (2) No change in, addition to or waiver of the terms and conditions herein shall be binding upon any Parties, unless approved by it in writing.

     (3) The Parties hereby agree that this Amended and Restated Joint Venture Agreement shall replace the Original Agreement and the Amendment Agreement Dated

January 31, 1994 between Sasatoku Insatsu Kogyo K.K. and R.R. Donnelley Far East Ltd., in its entirety.

15.10. Confidential Information
-------------------------------

     The Parties hereto shall not disclose or otherwise divulge to any third person or persons any secret or confidential information of any Party hereto which may have come to their knowledge through the joint project contemplated herein. The obligation set forth in this Article of the Parties hereto shall survive any termination or cancellation of this Agreement.

15.11. Language
---------------

     This Agreement shall be executed in English language, which language shall control. A Japanese translation of this Agreement which is verified by both Parties shall be attached hereto.




     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written below.





Date: January  , 1999
Place: Westwood MA, U.S.A.
MODUS MEDIA INTERNATIONAL, INC.,



By: /s/ Gene Morphis
    -------------------------------
Title: Senior Vice President
Name: Gene Morphis




Date: January  , 1999
Place: Tokyo, Japan
SASATOKU PRINTING CO., LTD., formerly
Sasatoku Insatsu Kogyo K.K.



By: /s/ Takashige Sugiyama
    -------------------------------
Title: Representative Director, President
Name: Takashige Sugiyama

EXHIBIT A






                             Articles of Association

                                       of

                             DONNELLEY SASATOKU K.K.

[Translation]








                   *****************************************



                             ARTICLES OF ASSOCIATION


                                       OF


                             DONNELLEY SASATOKU K.K.




                   *****************************************















                                                              as of June 5, 1997

                             ARTICLES OF ASSOCIATION
                             -----------------------


                                    CHAPTER I
                               GENERAL PROVISIONS


ARTICLE 1. COMPANY NAME
-----------------------


                                               -
     The name of the Company is "Sasatoku Doneri Kabushiki Kaisha ", which is expressed in English as Donnelley Sasatoku K.K.

ARTICLE 2. PURPOSE
------------------

     The Company shall engage in the following businesses:

          1.   Printing; and

          2.   All other business activities incidental to the foregoing.

ARTICLE 3. LOCATION OF HEAD OFFICE
----------------------------------

     The head office of the Company shall be located in Shinjuku-ku, Tokyo.

ARTICLE 4. METHOD OF PUBLIC AND OTHER NOTICES
---------------------------------------------

     Public notices of the Company shall be carried in the KAMPO [Official Gazette].


                                   CHAPTER II

                                 SHARES OF STOCK


ARTICLE 5. TOTAL NUMBER OF SHARES AUTHORIZED TO BE ISSUED
---------------------------------------------------------

     The total number of shares authorized to be issued by the Company shall be 10,480 shares.

ARTICLE 6. PRICE PER SHARE
--------------------------

     All shares to be issued by the Company shall be par-value shares. The price per share shall be Y50,000.

ARTICLE 7. RIGHTS OF FRACTIONAL SHAREHOLDERS
--------------------------------------------

     (1) Shareholders recorded in the Fractional Shares Original Register as fractional shareholders shall be vested with the right to receive dividends from profit and monetary distributions pursuant to Article 293-5 of the Commercial Code.

     (2) Where a shareholder is deemed to be vested with the right to subscribe to new shares, convertible debentures or warrant bonds, the fractional shareholders of the previous paragraph shall have subscription rights thereof.

ARTICLE 8. SHARE CERTIFICATES
-----------------------------

     (1) All shares certificates to be issued by the Company shall be nominative shares of 1, 50, 100, 1,000 and other share certificate denominations.


     (2) Share certificates shall not be issued where a request for non-possession of share certificates is presented to the Company.

ARTICLE 9. RESTRICTIONS ON ASSIGNMENT OF SHARES
-----------------------------------------------

     Any assignment of shares of the Company shall require the approval of the Board of Directors.

ARTICLE 10. CHANGE IN HOLDER
----------------------------

     (1) Applications to change the holder of a Company share must be made using the Company's prescribed application form, signed and sealed and submitted with the share certificate attached.

     (2) When shares are acquired other than by assignment, written evidence of the reason therefor must be submitted together with the share certificate, as the Company may request.


ARTICLE 11. RECORDING OF PLEDGES AND DESIGNATION OF PROPERTY IN TRUST
---------------------------------------------------------------------

     Any application to record a pledge of Company shares or to designate property in trust must be made using the Company's prescribed application form, signed and sealed and submitted with the share certificate attached. The same applies to cancellation of such record or designation.

ARTICLE 12. REISSUANCE OF SHARE CERTIFICATES
--------------------------------------------

     (1) Any application for reissuance of a share certificate by reason of split, amalgamation or soiling must be made using the Company's prescribed application form, signed and sealed and submitted with the share certificate attached.

     (2) To apply for reissuance of a lost share certificate, application must be made using the Company's prescribed application form, signed and sealed and submitted with the original or a certified copy of the nullification attached.

ARTICLE 13. FEES

     Whenever an application is made subject to the preceding three articles, the fee prescribed by the Company must be paid.


ARTICLE 14. CLOSURE OF THE SHAREHOLDERS REGISTER
------------------------------------------------


     (1) The Company shall suspend all changes in the entries in the shareholders register from the day following the last day of the business year until the final day of the Regular General Meeting of Shareholders.

     (2) In cases other than the above item, whenever necessary to ascertain those persons who should exercise rights as shareholders or pledgees for a distribution of interim dividend, etc., changes in the shareholders register may be suspended by resolution of the Board of Directors or a record date may be determined. In such case, two weeks prior public notice of the period of suspension or record date shall be given.


ARTICLE 15. REPORTING OF SHAREHOLDERS' ADDRESSES
------------------------------------------------

     The Company's shareholders, registered pledgees, or their legal agents or representatives must report their names, addresses, and seals on the Company's prescribed form. The same shall apply to any change occurring in the reported items.



                                   CHAPTER III

                         GENERAL MEETING OF SHAREHOLDERS


ARTICLE 16. CONVOCATION
-----------------------

     An Ordinary General Meeting of Shareholders of the Company shall be convened within three (3) months after the end of each business year, and Extraordinary General Meetings of Shareholders shall be convened from time to time as necessary.


ARTICLE 17. CHAIRMAN
--------------------

     (1) A representative director shall serve as chairman of a general meeting of shareholders. If the representative director is not available, one of the other directors may serve in his stead by a resolution of the Board of Directors Meeting.

     (2) If all directors are not available, one of the shareholders present may serve in their stead by election from among the shareholders in attendance.


ARTICLE 18. RESOLUTIONS
-----------------------


     Unless otherwise provided by law or order or by these Articles of Association, all resolutions of a general meeting of shareholders shall require an affirmative vote of the shareholders in attendance holding a majority of voting shares.

ARTICLE 19. EXERCISE VOTE BY PROXY
----------------------------------

     (1) A shareholder may exercise his vote by a proxy who is a shareholder of the Company. In such a case, a proxy shall file with the Company a document establishing his power of representation.


     (2) A shareholder shall not provide the proxy authority of the previous paragraph to more than one person.

ARTICLE 20. MINUTES
-------------------


     The substance of the proceedings at a General Meeting of Shareholders and result thereof shall be recorded in minutes of the meeting, and shall bear the signatures or names and seals of the chairman and directors in attendance and be preserved at the head office for ten (10) years.


                                   CHAPTER IV

                     DIRECTORS, REPRESENTATIVE DIRECTORS AND

                             THE BOARD OF DIRECTORS


ARTICLE 21. NUMBER OF DIRECTORS AND AUDITORS
--------------------------------------------

                 The Company shall have at least three (3) but no more than ten
(10) directors and no more than two (2) auditors.

ARTICLE 22. ELECTION OF DIRECTORS AND AUDITORS
----------------------------------------------

     (1) The Company's directors and auditors shall be elected by a majority vote at a general meeting of shareholders attended by shareholders holding at least one-third of all outstanding shares.

     (2) Cumulative voting for the election of Directors shall not be permitted.

ARTICLE 23. TERM OF OFFICE OF DIRECTORS AND AUDITORS
----------------------------------------------------

     (1) The term of office of a director shall terminate at the close of the Ordinary General Meeting of Shareholders for the last business year within two
(2) years following assumption of office, and the term of office of an auditor shall terminate at the close of the Ordinary General Meeting of Shareholders for the last business year within three (3) years following assumption of office.

     (2) The term of office of a director elected to fill a vacancy or due to an increase in the number of directors shall correspond to the remaining term of office of the other directors.

     (3) The term of office of an auditor elected to fill a vacancy shall correspond to the remaining term of office of his predecessor.


ARTICLE.24. CONVENING OF BOARD OF DIRECTORS MEETINGS
----------------------------------------------------

     A notice of the Board of Directors Meeting shall be issued to each director and auditor three days prior to the date of the meeting; however, in time of emergency, this period may be shortened, or omitted with the consent of all directors and auditors.


ARTICLE 25.RESOLUTION OF BOARD OF DIRECTORS MEETINGS
----------------------------------------------------

     A resolution of the Board of Directors Meeting shall be adopted by the affirmative vote of a majority of those directors present at a meeting attended by a majority of the directors of the Company.


ARTICLE 26. MINUTES OF BOARD OF DIRECTORS MEETING
-------------------------------------------------

     The substance of the proceedings at the Board of Directors Meeting and result thereof shall be recorded in minutes of the meeting, and shall bear the signatures or names and seals of the chairman and directors in attendance and be preserved at the head office for ten (10) years.

ARTICLE 27. REPRESENTATIVE DIRECTORS AND OFFICER-DIRECTORS
----------------------------------------------------------

     The Company shall have one or more representative directors, and a few senior managing directors and managing directors as necessary, as may be elected by a resolution of the Board of Directors from among themselves.


ARTICLE 28. PERFORMANCE OF DUTIES
---------------------------------

     (1) Representative directors shall supervise the work of the Company, and the senior managing director and managing director shall assist the representative director and be delegated a portion of such work.

     (2) If representative directors are unable to perform their duties, another director shall act on behalf of the representative directors in an order determined in advance by the Board of Directors.


ARTICLE 29. COMPENSATION AND RETIREMENT BONUSES
-----------------------------------------------

     Compensation and retirement bonuses for the directors and auditors shall be separately decided by a resolution of the General Meeting of Shareholders.


                                    CHAPTER V

                                   ACCOUNTING


ARTICLE 30. BUSINESS YEAR
-------------------------

     The business year of the Company shall be the one-year period commencing on December 26 and ending on December 25 of the following year.


ARTICLE 31. DISTRIBUTION OF PROFITS
-----------------------------------

     Dividends from profit shall be paid to shareholders and registered pledgees who are listed in the Register of Shareholders as of the end of each business year, as well as to fractional shareholders of Article 7(1) as of the same date.

ARTICLE 32. DISTRIBUTION OF INTERIM PROFITS
-------------------------------------------

     The Company may make a distribution of money, by a resolution of a meeting of the Board of Directors pursuant to the provisions of Article 293-5 of the Commercial Code, to shareholders and registered pledgees registered in the Register of Shareholders as of six month prior to the end of the business year, as well as to fractional shareholders of Article 7(1) as of the same date.


ARTICLE 33. RELEASE FROM OBLIGATION TO PAY DIVIDENDS
----------------------------------------------------

     The Company shall be relieved of any obligation to pay dividends from profit and interim dividends of the preceding article which have not been claimed after the lapse of five (5) full years from the date the dividend was declared.

Exhibit B




                                BUSINESS PLAN OF

                             DONNELLEY SASATOKU K.K.

                            FROM Year of 1999 TO 2001


        (to be completed based on mutual discussion between the parties)